UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2014

XFORMITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-1434313
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2005 Keats Lane, Highland Park, IL  60035
(Address of principal executive offices, including zip code)
Issuer's Telephone No., including area code: 847 579 0770

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

   Effective July 30, 2014, the Board of Directors of XFormity Technologies, Inc., a Colorado corporation (the “Company”) approved an Amendment to Articles of Incorporation of the Company to authorize a new series of preferred stock designated Amended and Restated Series A Convertible Preferred Stock. The authorization of the Preferred Stock did not require shareholder approval.

    Article IV of the Company’s Articles of Incorporation provides authority to issue one hundred million (100,000,000) shares of Preferred Stock of the par value of $.01 per share.  The Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company was filed with the Colorado Secretary of State on July 31, 2014 which authorizes one hundred million (100,000,000) shares of the Company’s authorized Preferred Stock to be designated as Series A Convertible Preferred Stock, having a stated value of $0.01 per share.

     The specific terms and rights of the Series A Convertible Preferred Stock are as identified in the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of XFormity Technologies, Inc., attached hereto as Exhibit 3.1

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

Item	Title

3.1	Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of XFormity Technologies, Inc.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.

Dated: August 4, 2014	_/s/ Sheldon Drobny_______ Sheldon Drobny, President

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